SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 1, 1997



                          INTERNATIONAL FIBERCOM, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


                                     Arizona
                          ----------------------------
                 (State or other jurisdiction of incorporation)


        1-9690                                             86-0271282
------------------------                    ------------------------------------
(Commission File Number)                    (IRS Employer Identification Number)




                 3615 South 28th Street, Phoenix, Arizona 85040
               ---------------------------------------------------

               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (602) 941-1900


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

         (a) Effective October 1, 1997, International FiberCom, Inc. (the "Company") through its wholly owned subsidiary SCP Acquisition Corporation, an Arizona corporation ("SCP"), acquired all or substantially all of the assets, business and real estate ("Assets") of Southern Communications Products, Inc., a Florida corporation ("Southern"), in exchange for $12 million in cash, a promissory note in the principal amount of $3.2 million and 2,231,661 shares of Common Stock of the Company valued at $6.2 million. The Note is payable over a three-year period and is secured by all of the Assets purchased in the acquisition.

         In order to finance the acquisition of Southern and provide working capital, in December 1997 the Company sold 2,700,000 shares of its Common Stock for $13.5 million in a private placement to institutional investors under Regulation D of the Securities Act of 1933, as amended (the "Act"). The investors may be entitled to additional shares in the future under certain circumstances. The Company agreed to provide registration rights covering these shares. In addition, the Company has the right to repurchase the Common Stock issued at premiums from 110% to 120% of the purchase price. The Company intends to repurchase some or all of the shares of Common Stock with the proceeds from debt and/or equity financing in 1998, although there can be no assurances that the Company will be able to obtain such financing on acceptable terms or conditions.

         Effective October 1997, the Company acquired all of the issued and outstanding capital stock of Compass Communications, Inc., a Georgia corporation ("Compass"), from Selling Shareholders of Compass in exchange for 470,588 shares of Common Stock of the Company.

         (b) Southern purchases, sells and deals in used telecommunications equipment that is utilized in the digital access, switching and transport systems of telecommunication service providers on a nationwide basis. The equipment sold by Southern is manufactured by Lucent Technologies, Northern Telecom, DSC Communications/Digital Switch, ADC Telecommunications, Tellabs, Alcatel and Fujitsu. Southern's customers and clients, some of which are existing Company customers, include many of the leading telephone companies, Regional Bell Operating Companies and telecommunications hardware resellers.

         Compass is a leading registered engineering firm providing services to the telecommunications industry specializing in video, voice and data network development using state of the art, fiber-rich distribution platforms. The Company employs over 85 engineers and technicians involved in field data collection, geographic information system landbase development, network design, construction management, training and consultation. Compass is based in Atlanta, Georgia, but also has offices in Colorado. Major customers of Compass include US West, Time Warner, Motorola, Bellcore, MediaOne, and Australia's Optus Vision.

Item 7. Financial Statements and Exhibits

         (a) The Financial Statements of Business Acquired. The financial statements and schedules for Southern are included herewith commencing on page F-1. Subsequent to the filing of the original Form 8-K to which this Amendment applies, the Company determined that financial statements for Compass are not required under Item 310(c)(3)(i) of Regulation S-B. Therefore, the Company is not filing the financial statements of Compass with this Report.

         (b) Pro forma Financial Information. See (a) above.

         (c) Exhibits.

         The Asset Purchase and Sale Agreement, dated August 25, 1997, by and among the Company, SCP, Southern, Wallace E. Sapp and Edna M. Sapp and the Stock Purchase Agreement, dated October 1, 1997, by and among the Company, Compass and enumerated Selling Shareholders, both filed with the Commission as a part of the Company's Current Event Report on Form 8-K on December 17, 1997, are incorporated herein by reference.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INTERNATIONAL FIBERCOM, INC.




                                        /s/ Joseph P. Kealy
                                        ----------------------------------------
                                        Joseph P. Kealy
                                        Chairman of the Board and President

Dated: February 10, 1998

                         INDEPENDENT ACCOUNTANTS' REPORT
                         -------------------------------



To The Stockholders and Board of Directors of
Southern Communications Products, Inc.


We have audited the accompanying balance sheets of Southern Communications Products, Inc. as of September 30, 1997 and December 31, 1996, and the related statements of operations, changes in stockholders' equity, and cash flows for the nine month period ended September 30, 1997 and for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southern Communications Products, Inc. as of September 30, 1997 and December 31, 1996, and the results of its operations, changes in stockholders' equity, and its cash flows for the nine month period ended September 30, 1997, and for the year ended December 31, 1996 in conformity with generally accepted accounting principles.


Semple & Cooper, LLP
Certified Public Accountants

November 20, 1997

                     SOUTHERN COMMUNICATIONS PRODUCTS, INC.
                                 BALANCE SHEETS

                                     ASSETS

                                                  December 31,     September 30,
                                                     1996               1997
                                                     ----               ----

Current Assets:
   Cash and cash equivalents (Notes 1 and 2)        $2,524,314       $  671,477
   Accounts receivable - trade, net (Notes 1 and 7)    632,874          741,040
   Loan receivable - current portion (Note 3)            8,001             --
   Inventory, net (Notes 1 and 4)                      935,000        1,608,329
                                                    ----------       ----------

        Total Current Assets                         4,100,189        3,020,846

Property and Equipment, net (Notes 1 and 5)            327,155          354,714

Other Assets:
   Loan receivable, less current portion (Note 3)       38,551             --
   Refundable deposits                                     633              633
                                                    ----------       ----------

        Total Assets                                $4,466,528       $3,376,193
                                                    ==========       ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable (Note 7)                        $  547,917       $  175,060
   Accrued expenses                                     16,108           10,682
   Accrued dividends                                      --            185,203
                                                    ----------       ----------

        Total Current Liabilities                      564,025          370,945
                                                    ----------       ----------

Commitments and Contingencies (Note 6)                    --               --


Stockholders' Equity:
   Common stock, $1 par value; 7,500 shares authorized;
     2,000 shares issued and outstanding                 2,000            2,000
   Retained earnings                                 3,900,503        3,003,248
                                                    ----------       ----------

        Total Stockholders' Equity                   3,902,503        3,005,248
                                                    ----------       ----------

        Total Liabilities and Stockholders' Equity  $4,466,528       $3,376,193
                                                    ==========       ==========

                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                     SOUTHERN COMMUNICATIONS PRODUCTS, INC.
                             STATEMENT OF OPERATIONS

                                                  December 31,     September 30,
                                                     1996              1997
                                                     ----              ----

Revenues                                          $15,566,050       $ 8,486,849

Cost of Revenues                                    4,483,609         2,755,785
                                                  -----------       -----------

Gross Profit                                       11,082,441         5,731,064

General and Administrative Expenses                 1,552,120         1,191,856
                                                  -----------       -----------

Income from Operations                              9,530,321         4,539,208
                                                  -----------       -----------

Other Income (Expense):
   Interest income                                     47,317            40,736
   Gain (loss) on sale of fixed assets                    150           (22,995)
                                                  -----------       -----------

                                                       47,467            17,741
                                                  -----------       -----------

Net Income before Pro Forma Income Taxes            9,577,788         4,556,949

Pro Forma Income Taxes (unaudited) (Note 10)        3,831,115         1,822,780
                                                  -----------       -----------

Pro Forma Net Income (unaudited)                  $ 5,746,673       $ 2,734,169
                                                  ===========       ===========

                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                     SOUTHERN COMMUNICATIONS PRODUCTS, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                           Common Stock
                           -------------                              Total
                        Shares                      Retained       Stockholders'
                        Issued      Amount          Earnings          Equity
                        ------      ------          --------          ------

Stockholders'
  equity,
  December 31,
  1995                  2,000       $2,000       $ 1,405,879        $ 1,407,879

Dividends paid           --           --          (7,083,164)        (7,083,164)

Net income for
  the year ended
  December 31,
  1996                   --           --           9,577,788          9,577,788
                        -----       ------       -----------        -----------
Stockholders'
  equity,
  December 31,
  1996                  2,000        2,000         3,900,503          3,902,503

Dividends paid           --           --          (5,454,204)        (5,454,204)

Net income for
  the nine month
  period ended
  September 30,
  1997                   --           --           4,556,949          4,556,949
                        -----       ------       -----------        -----------
Stockholders'
  equity,
  September 30,
  1997                  2,000       $2,000       $ 3,003,248        $ 3,005,248
                        =====       ======       ===========        ===========

                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                     SOUTHERN COMMUNICATIONS PRODUCTS, INC.
                             STATEMENT OF CASH FLOWS

                                                    December 31,   September 30,
                                                       1996            1997
                                                       ----            ----

Increase (Decrease) in Cash and Cash Equivalents:

Cash flows from operating activities:
   Cash received from customers                     $ 15,959,151   $ 8,378,683
   Cash paid to suppliers and employees               (6,817,062)   (4,975,144)
   Interest received                                      47,317        40,736
                                                    ------------   -----------

        Net cash provided by operating activities      9,189,406     3,444,275
                                                    ------------   -----------

Cash flows from investing activities:
   Collection of loan receivable                           3,448         4,292
   Disbursement for loan receivable                      (50,000)         --
   Purchase of property and equipment                   (113,102)     (109,448)
   Proceeds from sale of fixed assets                      6,390        26,825
                                                    ------------   -----------

        Net cash used by investing activities           (153,264)      (78,331)
                                                    ------------   -----------

Cash flows from financing activities:
   Dividends paid                                     (7,083,164)   (5,218,781)
                                                    ------------   -----------

        Net cash used by financing activities         (7,083,164)   (5,218,781)
                                                    ------------   -----------

Net increase (decrease) in cash and cash equivalents   1,952,978    (1,852,837)

Cash and cash equivalents at beginning of period         571,336     2,524,314
                                                    ------------   -----------

Cash and cash equivalents at end of period          $  2,524,314   $   671,477
                                                    ============   ===========

Reconciliation of Net Income to Net Cash
  Provided by Operating Activities:

Net Income                                          $  9,577,788   $ 4,556,949
                                                    ------------   -----------
Adjustments to reconcile net income to net
  cash provided by operating activities:
    Depreciation                                          61,250        24,109
    (Gain) loss on sale of fixed assets                     (150)       22,995

Changes in Assets and Liabilities:
    Accounts receivable                                  393,101      (108,166)
    Inventory                                           (199,167)     (673,329)
    Refundable deposits                                     (145)         --
    Accounts payable                                    (654,166)     (372,857)
    Accrued expenses                                      10,895        (5,426)
                                                    ------------   -----------

                                                        (388,382)   (1,112,674)
                                                    ------------   -----------

Net Cash Provided by Operating Activities           $  9,189,406   $ 3,444,275
                                                    ============   ===========

                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                     SOUTHERN COMMUNICATIONS PRODUCTS, INC.
                          NOTES TO FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates:

        Nature of Corporation:

        Southern Communications Products, Inc. (the Company) is a Corporation which was duly formed and organized under the laws of the State of Florida on December 20, 1994. Prior to that time, the Company operated as a sole proprietorship. The Company's principal business purpose is to sell surplus new and used telephone equipment to telephone service providers and other vendors throughout the United States. Effective October 1, 1997, the business was sold to International FiberCom, Inc.

        Pervasiveness of Estimates:

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Interim Financial Information:

        The interim financial statements for the nine month period ended September 30, 1996 are unaudited. In the opinion of management, such statements reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the results of the interim period. The results of operations for the nine month period ended September 30, 1997 are not necessarily indicative of the results for the entire year.

        Cash and Cash Equivalents:

        Cash and cash equivalents are considered to be all highly liquid investments purchased with an initial maturity of three (3) months or less.

        Accounts Receivable:

        Accounts receivable represent amounts billed but uncollected for sales of telephone equipment.

        The Company follows the allowance method of recognizing uncollectible accounts receivable. The allowance method recognizes bad debt expense based on a review of the individual accounts outstanding, and the Company's prior history of uncollectible accounts receivable. For the nine month period ended September 30, 1997 and for the year ended December 31, 1996, no allowance has been established for potentially uncollectible accounts receivable, as management believes that all accounts are fully collectible.

        Inventory:

        Inventory, composed of new and used telephone equipment, is stated at the lower of cost (weighted average method) or market. The Company periodically reviews its inventory and makes a provision for damaged or obsolete inventory.

        Property and Equipment:

        Property and equipment are recorded at cost. Depreciation is provided for on the straight-line and accelerated methods over the estimated useful lives of the assets. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized when incurred. The estimated useful lives for asset classifications, are as follows:

                 Furniture and fixtures                           5-7 years
                 Machinery and equipment                          5-7 years
                 Vehicles                                           5 years
                 Leasehold improvements                         10-15 years
                 Buildings                                         39 years

                     SOUTHERN COMMUNICATIONS PRODUCTS, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

1. Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates: (Continued)

        Income Taxes:

        For federal tax reporting purposes, the Company operates as a Sub-chapter S Corporation. As such, all taxable income and available tax credits are passed from the corporate entity to the individual stockholders. It is the responsibility of the individual stockholders to report the taxable income and related tax credits, if any, and to pay any resulting income taxes. Therefore, as of September 30, 1997 and December 31, 1996, there were no provisions made for federal or state income taxes payable.

2.      Concentration of Credit Risk:

        The Company maintains cash and cash equivalents at two (2) financial institutions. Deposits not to exceed $100,000 at each financial institution are insured by the Federal Deposit Insurance Corporation. For the nine month period ended September 30, 1997 and for the year ended December 31, 1996, the Company had uninsured cash and cash equivalents in the approximate amounts of $490,500 and $2,284,000, respectively.

3.      Loan Receivable:

        At December 31, 1996, the loan receivable consists of the following:

        8% loan  receivable  from a former  employee in monthly  installments of
        $1,014, including principal and interest, due August, 2001;
        unsecured.                                                                                             $   46,552

        Less: current portion of long-term loan receivable                                                         (8,001)
                                                                                                               ----------

                                                                                                               $   38,551
                                                                                                               ==========

        A schedule of future minimum principal payments due from the loan receivable outstanding at December 31, 1996, is as follows:

                        Year Ending
                       December 31,                              Amount
                       ------------                              ------

                           1997                              $    8,001
                           1998                                   9,422
                           1999                                  10,204
                           2000                                  11,052
                           2001                                   7,873
                                                             ----------

                                                             $   46,552
                                                             ==========
4.      Inventory:

        At September 30, 1997 and December 31, 1996, inventory consists of the following:

                                                                                        December 31,           September 30,
                                                                                           1996                    1997
                                                                                           ----                    ----

           New and used telephone equipment                                             $ 1,984,912            $ 3,164,331
           Less: allowance for obsolete
                   inventory                                                             (1,049,912)            (1,556,002)
                                                                                        -----------            -----------
                                                                                        $   935,000            $ 1,608,329
                                                                                        ===========            ===========

                     SOUTHERN COMMUNICATIONS PRODUCTS, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

4.      Inventory: (Continued)

        The allowance for obsolete inventory is based on management's best estimate. Due to the market that the Company operates in, it is reasonably possible that this estimate may change within one year.

5.      Property and Equipment:

        At September 30, 1997 and December 31, 1996, property and equipment consist of the following:
                                                December 31,     September 30,
                                                   1996             1997
                                                   ----             ----

             Furniture and fixtures             $   51,151       $   65,922
             Machinery and equipment                11,160           28,414
             Vehicles                               90,669             -
             Leasehold improvements                149,209          226,633
             Buildings                             119,333          119,333
                                                ----------       ----------
                                                   421,522          440,302
             Less: accumulated
                     depreciation                  (94,367)         (85,588)
                                                ----------       ----------

                                                $  327,155       $  354,714
                                                ==========       ==========

6.      Commitments and Contingencies:

        Operating Leases:

        The Company leases office space and equipment under operating lease agreements, with terms of three (3) to four (4) years. Future minimum lease payments under long-term operating lease agreements at September 30, 1997 and December 31, 1996, are as follows:

                                              Year Ending           Year Ending
                          Year               December 31,           September 30
                          ----               ------------           ------------

                          1997               $    9,133             $     -
                          1998                    5,474                  9,133
                          1999                      732                    987
                                             ----------             ----------

                                             $   15,339             $   10,120
                                             ==========             ==========

        The   Company   also  leases   office  and   warehouse   facilities   on
        month-to-month terms from the stockholders of the Company.

        For the nine month period ended September 30, 1997 and for the year ended December 31, 1996, rent expense totalled $83,707 and $23,907, respectively.

7.      Major Customers and Vendors:

        For the nine month period ended September 30, 1997 and for the year ended December 31, 1996, the Company had two (2) major customers representing the following percentages of revenues: twenty-three percent (23%) and twenty-two percent (22%); and eleven percent (11%) and ten percent (10%), respectively. At September 30, 1997 and December 31, 1996, the amounts due from the two (2) customers included in accounts receivable totalled $2,049 and $176,043, respectively.

                     SOUTHERN COMMUNICATIONS PRODUCTS, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

7.      Major Customers and Vendors: (Continued)

        For the nine month period ended September 30, 1997 and for the year ended December 31, 1996, the Company had three (3) and two (2) major vendors representing the following percentages of total purchases: fourteen percent (14%), twelve percent (12%) and thirty-five percent (35%); forty-eight percent (48%) and twenty-three percent (23%), respectively. At September 30, 1997 and December 31, 1996, the amounts due to the three and two vendors included in accounts payable were $35,700 and $94,492, respectively.

8.      Fair Value of Financial Instruments:

        The carrying amounts of financial instruments including accounts receivable, loans receivable, and other current maturities of accounts payable and accrued expenses, approximate fair value because of their short maturity.

9.      Statements of Cash Flows:

        During the nine month period ended September 30, 1997, the Company recognized financing activities that affected assets and stockholders' equity, but did not result in cash payments. For the nine month period ended September 30, 1997, these non-cash activities are as follows:

           The Company paid dividends to the stockholder in the amount of $42,260 through the transfer of a loan receivable to the stockholder individually.

           The Company paid dividends to the stockholder in the amount of $7,960 through the transfer of a vehicle at net book value to the stockholder individually.

           The  Company   accrued   dividends  of   $185,203,   payable  to  the
           stockholder.

10.     Subsequent Events:

        Pending Sale:

        Effective October 1, 1997, the Company sold one hundred percent (100%) of the assets and liabilities of the business to International FiberCom, Inc., an Arizona publicly-traded Corporation. The accompanying statements of operations present pro forma income tax expense and pro forma net income, representing the effect the change in the status from an S corporation to a C corporation would have on earnings as if the acquisition had occurred prior to September 30, 1997.

11.     Unaudited Proforma Condensed Consolidated Financial Statements:

        The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition by International FiberCom, Inc. of Southern Communications Products, Inc. pursuant to the Asset Purchase and Sale Agreement between the parties, and are based on the estimates and assumptions set forth herein and in the notes to such statements. This pro forma information has been prepared utilizing the historical financial statements and notes thereto, which are incorporated by reference herein. The pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the purchase been effected on the dates indicated or of the results which may be obtained in the future.

        The pro forma financial information is based on the purchase method of accounting for the acquisition of Southern Communications Products, Inc. The pro forma entries are described in the accompanying footnotes to the unaudited pro forma condensed consolidated financial statements. The pro forma unaudited condensed consolidated statements of operations assume the acquisition took place on the first day of the period presented, while the unaudited proforma condensed consolidated balance sheet assumes the acquisition took place on the balance sheet date.

        Acquisition:

        Effective October 1, 1997, International FiberCom, Inc., acquired Southern Communications Products, Inc., a privately-held Marianna, Florida based company. Under the terms of the agreement, the Company acquired all of the assets and liabilities of Southern Communications Products, Inc. for approximately $21.4 million, comprised of $12 million in cash, $6.2 million in common stock, and $3.2 million in a promissory note.

                   INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARY
            PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
                               September 30, 1997

Pro forma Financial Information:

The following represents a pro forma condensed  consolidated balance sheet as of
September   30,  1997,   assuming   the   Company's   acquisition   of  Southern
Communications Products, Inc. was consummated as of that date.

                                                               ASSETS

                                              International
                                                FiberCom,              Southern                                Proforma
                                                Inc. and           Communications,        Proforma           Consolidated
                                              Subsidiaries          Products, Inc.      Adjustments            Amounts
                                              ------------          --------------      -----------            -------
Current Assets:
   Cash                                       $    69,478          $   671,477          $(12,000,000) (2)    $ 2,135,955
                                                                                          13,395,000  (1)
   Accounts receivable, net                     5,968,167              741,040                                 6,709,207
   Inventory                                      621,686            1,608,329                                 2,230,015
   Other current assets                           215,182                 -                                      215,182
   Costs and estimated earnings
     in excess of uncompleted
     contracts                                  1,905,281                 -                                    1,905,281
                                              -----------          -----------                               -----------

        Total Current Assets                    8,779,794            3,020,846                                13,195,640

Property and Equipment, Net                     3,237,822              354,714                                 3,592,536
Loans Receivable from Related Parties             562,025                 -                                      562,025
Other Assets, Net                                 236,969                  633                                   237,602
Goodwill, Net                                   1,555,103                 -               18,394,752  (2)     19,949,855
                                              -----------          -----------                               -----------

        Total Assets                          $14,371,713          $ 3,376,193                               $37,537,658
                                              ===========          ===========                               ===========

                                                LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Long-term debt - current portion           $ 1,271,803          $      -                                  $ 1,271,803
   Accounts payable                             2,048,522              175,060                                 2,223,582
   Accrued expenses                             1,342,605              195,885                                 1,538,490
   Billings in excess of costs
     and estimated earnings on
       uncompleted contracts                      266,873                 -                                      266,873
                                              -----------          -----------                               -----------

        Total Current Liabilities               4,929,803              370,945                                 5,300,748

Long-Term Liabilities:
   Long-term debt                                 927,054                 -                                    4,127,054
   Convertible debentures                       1,500,000                 -                                    1,500,000

Stockholders' Equity                            7,014,856            3,005,248            3,200,000  (2)      26,609,856
                                                                                         13,395,000  (1)
                                                                                          6,200,000  (2)
                                                                                         (3,005,248) (2)
                                              -----------          -----------                               -----------
        Total Liabilities and
          Stockholders' Equity                $14,371,713          $ 3,376,193                               $37,537,658
                                              ===========          ===========                               ===========

(1) Record the issuance of 2,700,000 shares of common stock sold in a private placement to raise the funds for the acquisition.

(2) Record the purchase for $12 million cash, $3.2 million promissory note, and $6.2 million in common stock.

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
      PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
                      For The Year Ended December 31, 1996

Proforma Consolidated Financial Statements:

The following represents proforma condensed statements of operations for the year ended December 31, 1996, assuming the acquisition of Concepts In Communications, Incorporated and Southern Communications Products, Inc. was consummated as of January 1, 1996.

                                International
                                  FiberCom,         Concepts In          Southern                              Proforma
                                  Inc. and         Communications,     Communications     Proforma           Consolidated
                                 Subsidiaries       Incorporated (1)   Products, Inc.     Adjustments          Amounts
                                 ------------       ------------       --------------     -----------          -------
Contract Revenues               $12,161,263        $14,426,376         $15,566,050                           $42,153,689

Cost of Contract Revenues       (11,387,706)       (10,610,612)         (4,483,609)                          (26,481,927)
                                -----------        -----------         -----------                           -----------
Gross Profit                        773,557          3,815,764          11,082,441                            15,671,762

General and Administrative
  Expenses                       (2,261,694)        (2,931,202)         (1,552,120)       $(1,334,803) (2)    (8,079,819)

Goodwill Impairment              (2,677,490)              -                   -                               (2,677,490)
                                -----------        -----------         -----------                           -----------

Income (Loss) from Operations    (4,165,627)           884,562           9,530,321                             4,914,453

Other Income (Expense):             115,815            (57,400)             47,467           (376,000) (3)      (270,118)
                                -----------        -----------         -----------                           -----------
Net Income (Loss) before
  Benefit for Income Taxes       (4,049,812)           827,162           9,577,788                             4,644,335

Benefit (Provision) for
  Income Taxes                         -              (324,066)         (3,831,115)         2,297,451  (4)    (1,857,730)
                                -----------        -----------         -----------                           -----------
Net Income (Loss)                (4,049,812)           503,096           5,746,673                             2,786,605

Preferred Stock Dividends          (171,303)              -                   -              (132,000)  (3)     (303,303)
                                -----------        -----------         -----------                           -----------
Net Income (Loss) Attribu-
  table to Common
  Stockholders                  $(4,221,115)       $   503,096         $ 5,746,673                           $ 2,483,302
                                ===========        ===========         ===========                           ===========
Earnings (Loss) per Share
   Primary                      $     (0.74)                                                                 $       .17
                                ===========                                                                  ===========
   Fully Diluted                     N/A                                                                     $       .17
                                ===========                                                                  ===========
Weighted Average Number of
   Shares Outstanding
   Primary                        5,716,600                                                                   16,348,266
                                ===========                                                                  ===========

   Fully Diluted                     N/A                                                                      16,348,266
                                ===========                                                                  ===========

(1) To present pro forma activity of Concepts in Communication, Incorporated acquired effective January 1, 1997.

(2) To  amortize   goodwill  in   connection   with  the  purchase  of  Southern
    Communications Products, Inc. on a straight-line basis over fifteen years.

(3) To record interest on the convertible subordinated debentures, the note payable, and the dividend on the preferred stock issued to fund the acquisitions.

(4) To revise the provision for income taxes based on the foregoing proforma results of operations.

                  INTERNATIONAL FIBERCOM, INC. AND SUBSIDIARIES
      PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
               For The Nine Month Period Ended September 30, 1997

Proforma Consolidated Financial Statements:

The following represents proforma condensed statements of operations for the nine month period ended September 30, 1997, assuming the acquisition of Southern Communications Products, Inc. was consummated as of January 1, 1997.

                                                    International
                                                      FiberCom,             Southern                                 Proforma
                                                      Inc. and           Communications,        Proforma           Consolidated
                                                     Subsidiaries        Products, Inc.       Adjustments            Amounts
                                                     ------------        --------------       -----------            -------
                                                      (Unaudited)

Contract Revenues                                   $20,362,396          $ 8,486,849                               $28,849,245

Cost of Contract Revenues                           (15,779,368)          (2,755,785)                              (18,535,153)
                                                    -----------          -----------                               -----------
Gross Profit                                          4,583,028            5,731,064                                10,314,092

General and Administrative Expenses                  (3,294,137)          (1,191,856)         $  (920,000)  (1)     (5,405,993)
                                                    -----------          -----------                               -----------

Income from Operations                                1,288,891            4,539,208                                 4,908,099

Other Income (Expense):                                 125,390               17,741              (190,000) (2)        (46,869)
                                                    -----------          -----------                               -----------
Net Income before Provision
  for Income Taxes                                    1,414,281            4,556,949                                 4,861,230

Benefit (Provision) for Income Taxes                       -              (1,822,780)             (121,720) (3)     (1,944,500)
                                                    -----------          -----------                               -----------
Net Income                                            1,414,281            2,734,169                                 2,916,730

Preferred Stock Dividends                              (148,063)                -                                     (148,063)
                                                    -----------          -----------                               -----------
Net Income Attributable to
  Common Stockholders                               $ 1,266,218          $ 2,734,169                               $ 2,768,667
                                                    ===========          ===========                               ===========

Earnings per Share:
   Primary (4)                                      $       .10                                                    $       .14
                                                    ===========                                                    ===========
   Fully Diluted                                    $       .09                                                    $       .13
                                                    ===========                                                    ===========

Weighted Average Number of
  Shares Outstanding
   Primary                                           14,437,109                                                     19,536,770
                                                    ===========                                                    ===========
   Fully Diluted                                     15,860,068                                                     20,959,729
                                                    ===========                                                    ===========

(1) To amortize goodwill in connection with the purchase of Concepts In Communications, Incorporated on a straight-line basis over fifteen years.

(2) To revise the provision for income taxes based on the foregoing proforma results of operations.

(3) To record interest on the convertible subordinated debentures and the dividend on the preferred stock issued to fund the acquisition.

(4) If presented in accordance with Statements of Financial Accounting Standards No. 128 "Earnings per Share" (SFAS No. 128), the Company would have reported basic earnings per share of $.22 on a pro forma basis for the nine month period ended September 30, 1997.
                                      F-13